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                                                                     EXHIBIT 1.1
                                                                     -----------

                                1,000,000 Shares

                                MGI PHARMA, INC.

                    Common Stock, par value $0.01 per share

                       FORM OF PLACEMENT AGENCY AGREEMENT
                       ----------------------------------

                                                                    May __, 2000

U.S. BANCORP PIPER JAFFRAY INC.
BANC OF AMERICA SECURITIES LLC
CIBC WORLD MARKETS CORP.
c/o U.S. Bancorp Piper Jaffray Inc.
800 Nicollet Mall, Suite 800
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

     MGI PHARMA, INC., a Minnesota corporation (the "Company") proposes to issue, offer and sell (the "Offering"), an aggregate of 1,000,000 shares (the "Shares") of its common stock (the "Offering Amount"), par value $.01 per share (the "Common Stock"). The Company hereby confirms its agreement to retain U.S. Bancorp Piper Jaffray Inc. ("Piper Jaffray"), Banc of America Securities LLC and CIBC World Markets Corp. (together with Piper Jaffray, the "Placement Agents") on an exclusive "best efforts" basis to introduce the Company to, and to obtain indications of interest from, prospective purchasers ("Purchasers") of the Shares, at a price per share (the "Offering Price") equal to the price set forth on the cover page of the Prospectus (as defined below) on the date that the Registration Statement is declared effective (the "Effective Date").

     The Company hereby confirms its agreement with respect to the sale of the Shares to the Placement Agents:

     1.   Registration Statement and Prospectus.  A registration statement on
          -------------------------------------
Form S-3 (File No. 333-33198) with respect to the Shares, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed. Copies of such registration statement(s) and amendments and each related preliminary prospectus have been delivered to you.

     If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus (including a term sheet meeting the requirements of Rule 434 of the Rules and Regulations). If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus (or a term sheet meeting the requirements of Rule 434) pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Such registration statement as amended at the time it is or was declared effective by the Commission, including all documents incorporated by reference therein, and, in the event of any amendment thereto after the effective date and prior to the Closing Date (as hereinafter defined),

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such registration statement as so amended (but only from and after the effectiveness of such amendment), including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rules 430A(b) and 434(d) of the Rules and Regulations, is hereinafter called the "Registration Statement." The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the "Prospectus," except that if any prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations provided by the Company for use with a prospectus subject to completion within the meaning of Rule 434 in order to meet the requirements of Section 10(a) of the Rules and Regulations) filed by the Company with the Commission pursuant to Rule 424(b) (and Rule 434, if applicable) of the Rules and Regulations or any other such prospectus provided to the Placement Agents by the Company for use in connection with the offering of the Shares (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term "Prospectus" shall refer to such differing prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) (and Rule 434, if applicable) or from and after the time it is first provided to the Placement Agents by the Company for such use. The term "Preliminary Prospectus" as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A or 434 of the Rules and Regulations.

     2.   Representations and Warranties of the Company.
          ----------------------------------------------

          (a) The Company represents and warrants to, and agrees with, the several Placement Agents as follows:

              (i) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Placement Agents through you, specifically for use in the preparation thereof.

              (ii) As of the time the Registration Statement (or any post-effective amendment thereto) was declared effective by the Commission, upon the filing or first delivery to the Placement Agents of the Prospectus (or any supplement to the Prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations)) and at the Closing Date (as hereinafter defined), (A) the Registration Statement and Prospectus (in each case, as so amended and/or supplemented) conformed in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in

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conformity with, written information furnished to the Company by you, or by any
Placement Agents through you, specifically for use in the preparation thereof. If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission.

              (iii) The financial statements of the Company, together with the notes thereto, set forth in or incorporated by reference in the Registration Statement and Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein); and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement or Prospectus. KPMG LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement and Prospectus, are, and during the periods covering their report included in the Registration Statement and Prospectus were, independent public accountants as required by the Act and the Rules and Regulations.

              (iv) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon its business, condition (financial or otherwise) or properties of the Company.

              (v) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any material adverse change, or any development involving a prospective material adverse change, in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Company.

              (vi) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any material adverse change in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company.

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              (vii)   There are no contracts or documents of the Company that
are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed.

              (viii) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, the Company's charter or by-laws, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Shares by the Company, except such as may be required under the Act or state securities or blue sky laws or by the National Association of Securities Dealers, Inc. ("NASD"); and the Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.

              (ix) All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the holders thereof are not subject to personal liability by reason of being such holders; the Shares which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms hereof, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement and Prospectus. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. Except as described in the Registration Statement and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus under the heading "Capitalization."

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              (x)    The Company holds, and is operating in compliance in all
material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business (including those required by the U.S. Food and Drug Administration, the U.S. Nuclear Regulatory Commission and any federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances) and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and the Company is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees; the Company has not received any notice of proceedings relating to the revocation or modification of any such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a material adverse effect on the Company.

              (xi) The Company has good and marketable title to all property described in the Registration Statement and Prospectus as being owned by it, in each case free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus; the property held under lease by the Company is held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company.

              (xii) The Company owns or possesses or has licenses to use all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and (such patents referred to herein as the "Patents" and all of such intellectual property referred to collectively as the "Intellectual Property") rights necessary for the conduct of the business of the Company as currently carried on and as described in the Registration Statement and Prospectus; except as stated in the Registration Statement and Prospectus, to the Company's knowledge, no name which the Company uses and no other aspect of the business of the Company as conducted on the date hereof involves or give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others material to the business or prospects of the Company and the Company has not received any notice alleging any such infringement or fee; except as stated in the Registration Statement and Prospectus, no third party, including any academic or governmental organization, possesses rights to the Company's Intellectual Property which, if exercised, could enable such party to develop products competitive to those of the Company or could have a material adverse effect on the ability of the Company to conduct its business in the manner described in the Prospectus. The Company has duly and properly filed or caused to be filed with the U.S. Patent and Trademark Office (the "PTO") and applicable foreign and international patent authorities all patent applications described in the Registration Statement and the Prospectus (the "Patent Applications"); in connection with the filing of the Patent Applications, the Company conducted reasonable investigations of the published literature and patent references relating to the inventions claimed in such applications; to the best of the Company's knowledge, it has complied with the PTO's duty of candor and disclosure for the Patent Applications and has made no misrepresentation in the Patent Applications; the Company is not aware of any facts material to a determination of patentability regarding the Patent Applications not called to the attention of the PTO which could preclude the grant of a patent for the Patent Applications; and the Company has

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no knowledge of any facts which would preclude it from having clear title to the
Patent Applications.

              (xiii) The Company is not in violation of its charter or by-laws or in breach of or otherwise in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or may be bound, or to which any of the material property or assets of the Company is subject.

              (xiv) The Company has filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith or which would not result in a material adverse effect on the financial condition of the Company.

              (xv) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

              (xvi) All necessary filings shall have been made and all filing fees shall have been paid to effect the listing of the Shares on the Nasdaq National Market.

              (xvii) The Company owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

              (xviii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (xix) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

              (xx) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba

          (b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Placement Agents shall be deemed a representation and warranty by the Company to each of the Placement Agents as to the matters covered thereby.

     3.   Purchase, Sale and Delivery of Shares.
          -------------------------------------

          (a) The Placement Agents are hereby appointed exclusive Placement Agents of the Company (subject to the Placement Agents' right to have Selected Agents, as defined in

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Section 3(c) hereof, participate in the Offering) during the Offering Period described in Section 3(d) herein for the purposes of assisting the Company in obtaining indications of interest from qualified Purchasers. The Placement Agents shall not be deemed agents of the Company for any other purpose.

          (b) Subject to the performance by the Company of all of its obligations to be performed under this Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agreement, the Placement Agents hereby accept such agency and agree to use their best efforts to assist the Company in obtaining indications of interest from Purchasers pursuant to the Offering. It is understood that the Placement Agents have no obligation to sell the Shares, but only to use their best efforts to obtain indications of interest therefor. Furthermore, it is understood that neither the Placement Agents nor any of their affiliates are under any obligation to purchase any Shares in the Offering. The Placement Agents' agencies hereunder are not terminable by the Company prior to the Termination Date (as defined herein) except as set forth in Section 8(a).

          (c) The Placement Agents may engage other persons, selected by them in their sole discretion, who are members of the NASD or who are located outside the United States and that have executed a Selected Agents' Agreement (each such person being hereinafter referred to as a "Selected Agent") and the Placement Agents may allow such persons such part of the compensation and payment of expenses payable to the Placement Agents hereunder as the Placement Agents shall determine; provided, however, that any such compensation shall be received pursuant to Section 5(l) hereof.

          (d) The "Offering Period" shall be deemed to have commenced on May 5, 2000 (the date on which the Prospectus was first made available to the Placement Agents by the Company for use in connection with the Offering). If not terminated earlier pursuant to this Agreement, the Offering Period shall terminate at 11:59 p.m. Eastern Standard Time on June 30, 2000, or such later time and date as may be consented to by the Placement Agents (the "Termination Date"). If indications of interest for the entire Offering Amount are not received prior to the end of the Offering Period, the Offering will be terminated.

          (e) On or prior to the Effective Date, the Company, the Placement Agents and Norwest Bank Minnesota, N.A., as escrow agent (the "Escrow Agent"), shall enter into an escrow agreement, reasonably acceptable to the Company, the Placement Agents and the Escrow Agent (the "Escrow Agreement"), pursuant to which an escrow account will be established, at the Company's expense, for the benefit of the Purchasers (the "Escrow Account"). Such Escrow Agreement shall conform in all material respects to the requirements of Rule 15c2-4 under the Securities Exchange Act of 1934, as amended. The Company will not request effectiveness of the Registration Statement until indications of interest for the entire Offering Amount have been received. When the condition set forth in the immediately preceding sentence has been met, the Company shall request that the Commission (as defined below) declare the Registration Statement effective. The Offering Price shall be determined (the "Pricing") on the Effective Date. Immediately after the Pricing, the Placement Agents will distribute confirmations and final prospectuses to all Purchasers, and shall inform each Purchaser of the following: (i) the closing date (the "Closing Date"), which will be scheduled for three business days after the Pricing or such other time as may be agreed upon by the Company and the Placement Agents, but in no event on the date prior to the date on which the Escrow Agent has received an amount equal to the proceeds of the sale of all of the Shares offered hereby (the "Requisite Funds"); (ii) the Offering Price; and (iii) the total amount of funds such Purchaser shall deposit in the Escrow Account. The Escrow Agreement shall provide that the Escrow Agent shall notify the Company

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and the Placement Agents in writing when the Purchasers have deposited the
Requisite Funds into the Escrow Account. At 9:00 a.m., New York City time, on the Closing Date, the Escrow Agent will release the Requisite Funds from the Escrow Account for collection by the Company and the Placement Agents as provided in the Escrow Agreement and the Company shall deliver the Shares to the Purchasers, which delivery may be made through the facilities of The Depository Trust Company. The Closing shall take place at the offices of Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota, 55402. All actions taken at the Closing shall be deemed to have occurred simultaneously. If the Closing Date shall not have occurred on or prior to the Termination Date, or such later date as may be consented to by the Placement Agents, all funds together with any interest earned thereon or provided in the Escrow Agreement shall be returned to the Purchasers who deposited such funds in the Escrow Account and the Offering shall terminate. Furthermore, the Company shall reimburse the Placements Agents for all expenses as provided for in Section 4(h).

          (f) Unless delivery of the Shares is made through the facilities of The Depository Trust Company, certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Placement Agents shall request by written notice to the Company and shall be available at the Closing for immediate delivery thereafter to the Purchasers. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date.

     4.   Covenants.  The Company covenants and agrees with the several
          ---------
Placement Agents as follows:

          (a) The Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective pursuant to the terms hereof. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. During any time when a prospectus relating to the Shares is required to be delivered under the Act, the Company
(i) will comply with all requirements imposed upon it by the Act and the Rules and Regulations to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (ii) will not file with the Commission any prospectus, any amendment or supplement to any prospectus or any amendment to the Registration Statement of which the Placement Agents shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which filling the Placement Agents shall not have given its consent.

          (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Placement Agents (i) when the Registration Statement, as amended, has become effective; (ii) if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective; (iii) of any request made by the Commission for amending the Registration Statement, for supplementing any Preliminary Prospectus or the Prospectus or for additional information; or (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or the institution or threat of any investigation or proceeding for that purpose, and will use its best efforts to prevent the issuance of any such order and, if issued, to obtain the lifting thereof as soon

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as possible.

          (c) Within the time during which a prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) relating to the Shares is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

          (d) The Company will use its best efforts to qualify the Shares for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

          (e) The Company will furnish to the Placement Agents copies of the Registration Statement (three of which will be signed and will include all exhibits), each Preliminary Prospectus, the Prospectus, and all amendments and supplements (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request. The Company consents to the use of the Prospectus (and any amendment or supplement thereto) by the Placement Agents in connection with the solicitation of indications of interest in purchasing the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith.

          (f) During a period of five years commencing with the date hereof, the Company will furnish to Piper Jaffray, and to each other Placement Agent who may so request in writing, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the National Association of Securities Dealers, Inc., or any securities exchange.

          (g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

          (h) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses and fees (including, without limitation, fees and expenses of the Company's accountants and counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, each Preliminary Prospectus, the Prospectus, and any

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amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other offering documents, including "blue sky" memoranda, (B) all expenses and fees of each of the Placement Agent's counsel incurred in connection with the Offering, (C) the fees and expenses of any transfer agent or registrar, (D) the filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares, (E) listing fees, if any, of the Nasdaq National Market, (F) the fees of the Escrow Agent and (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If the sale of the Shares provided for herein is not consummated by reason of action by the Company pursuant to Section 8 of this Agreement, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Placement Agents' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will also reimburse the several Placement Agents for all other out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Placement Agents in connection with their investigation, preparing to market and marketing the Shares or in contemplation of performing their obligations hereunder and in connection with the prior proposed underwriting of 2,500,000 shares of the Company's common stock. The Company shall not in any event be liable to any of the Placement Agents for loss of anticipated profits from the transactions covered by this Agreement.

          (i) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Prospectus under the heading "Use of Proceeds" and will file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

          (j) The Company will not, without your prior written consent, offer for sale, sell, contract to sell, grant any option for the sale of or otherwise issue or dispose of any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock for a period of 90 days after the commencement of the public offering of the Shares by the Placement Agents, except for sales of shares in connection with the exercise of options granted prior to the date hereof, and shares issued in connection with a merger of the Company or a strategic acquisition, partnership or other collaboration of or with another company.

          (k) The Company either has caused to be delivered to you or will cause to be delivered to you prior to the effective date of the Registration Statement a letter from each of the persons listed on the attached Schedule I prior to the offering stating that such person agrees that he or she will not, without your prior written consent, offer for sale, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to purchase Common Stock for a period of 90 days after commencement of the public offering of the Shares by the Placement Agents.

          (l) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement, other than as described in the Company's Exchange Act filings.

          (m) Except as contemplated by this Agreement, the Company will not incur any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (n) The Company will inform the Florida Department of Banking and Finance at any time prior to the consummation of the distribution of the Shares by the Placement Agents if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba. Such information will be provided within 90 days after the commencement thereof or after a change occurs with respect to previously reported information.

     5.   Conditions of Placement Agents' Obligations.  The obligations of the
          -------------------------------------------
Placement Agents hereunder are subject to the accuracy, as of the date hereof and at each of the Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If the Company has elected to rely on Rule 430A under the Act, the Registration Statement shall have been declared effective, and the Prospectus (containing the information omitted pursuant to Rule 430A) shall have been filed with the Commission not later than the Commission's close of business on the second business day following the date hereof or such later time and date to which the Placement Agents shall have consented; if the Company does not elect to rely on Rule 430A, the Registration Statement shall have been declared effective not later than the Termination Date or such later time and date to which the Placement Agents shall have consented. No stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Placement Agents, shall be contemplated by the Commission. The Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

          (b) None of the Placement Agents shall have advised the Company that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

          (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company shall not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company, or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business), in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the

Company that, in your judgment, makes it impractical or inadvisable to offer or deliver the Shares on the terms and in the manner contemplated in the Prospectus.

          (d) On the Closing Date, there shall have been furnished to the Placement Agents, the opinion of Dorsey & Whitney LLP, counsel for the Company, dated such Closing Date and addressed to the Placement Agents, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota. The Company has corporate power to own its properties and conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, condition (financial or otherwise) or properties of the Company.

               (ii) The capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock." All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and the holders thereof are not subject to personal liability by reason of being such holders. The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound. To the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.

               (iii) The Registration Statement has been declared effective by the Commission under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission.

               (iv) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

               (v) The Company has corporate power to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company enforceable in accordance with its terms (except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity); the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of its property is subject, the Company's charter or by-laws, or any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Shares by the Company, except such as may be required under the Act or state securities laws.

               (vi) To the best of such counsel's knowledge, the Company holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect.

               (vii) To the best of such counsel's knowledge, the Company is not in violation of its charter or by-laws. To the best of such counsel's knowledge, the Company is not in breach of or otherwise in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which it may be bound, or to which any of the material property or assets of the Company is subject.

               (viii) The Registration Statement and the Prospectus, and any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; and on the basis of conferences with officers of the Company, examination of documents referred to in the Registration Statement and Prospectus and such other procedures as such counsel deemed appropriate, nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement or any amendment thereof, at the time the Registration Statement became effective and as of such Closing Date (including any Registration Statement filed under Rule 462(b) of the Rules and Regulations), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (as of its date and as of such Closing Date), as amended or supplemented, includes any untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this clause.

               (ix)   Such other matters as you may reasonably request.


          In rendering such opinion such counsel may state that such counsel (i) expresses no opinion as to the laws of any jurisdiction other than the laws of the State of Minnesota, the

Minnesota Business Corporation Act and the federal laws of the United States and
(ii) expresses no opinions concerning the Federal Food, Drug and Cosmetic Act or related rules and regulations.

          In rendering such opinion such counsel may rely (i) as to matters of law other than Minnesota and federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that although such counsel is not admitted to practice law in such jurisdiction, it has no reason to believe that they and you are not entitled to rely on such opinion and (ii) as to matters of fact, to the extent that such counsel deems reasonable upon certificates of public officials and officers of the Company provided that the extent of such reliance is specified in such opinion.

          (e) On the Closing Date, there shall have been furnished to the Placement Agents, the opinion of Schwegman, Lundberg, Woessner & Kluth, P.A., special patent counsel for the Company, dated such Closing Date and addressed to the Placement Agents, to the effect that:

               (i) Such counsel is familiar with the acylfulvene technology and intellectual property and, in particular, the irofulven products under development by the Company and has read the portions of the Registration Statement entitled "If we are unable to obtain intellectual property protection, or protect our proprietary technology, we may be unable to compete effectively"; "If the validity of our patents or other proprietary rights are successfully challenged, our business will suffer"; and "Patents and Proprietary Rights";

               (ii) To such counsel's knowledge, the portions of the Registration Statement and the Prospectus referenced in paragraph (i): (A) do not contain any untrue statement of a material fact with respect to patents, trade secrets, trademarks, service marks or other proprietary information or materials owned or used by the Company, or the manner of its use thereof, or any allegation on the part of any person that the Company is infringing any patent rights, trade secrets, trademarks, service marks or other proprietary information or materials of any such person; and (B) do not omit to state any material fact relating to patents, trade secrets, trademarks, service marks or other proprietary information or materials owned or used by the Company, or the manner of its use thereof, necessary to make the statements therein not misleading;

               (iii) To such counsel's knowledge, there are no actions, suits, claims, or adverse legal or governmental proceedings pending relating to patent rights, trade secrets, trademarks, service marks or other proprietary information or materials of the Company, and to such counsel's knowledge no such proceedings are threatened or contemplated by governmental authorities or others;

               (iv) To such counsel's knowledge, the Company is not infringing or otherwise violating any valid and enforceable patents, trade secrets, trademarks, service marks or other proprietary information or materials, of others, and to the best of such knowledge there are no infringements by others of any of the Company's patents, trade secrets, trademarks, service marks or other proprietary information or materials which in our judgement could affect materially the use thereof by the Company;

               (v) To such counsel's knowledge, patent applications, trademark registrations and trademark registration applications listed on the attached schedules have been properly prepared and filed; the Company has complied with any applicable duties of disclosure at the PTO or elsewhere; the Company is pursuing and/or maintaining the patents, patent applications, trademark registrations and trademark registration applications listed on the attached schedule; and all of the patents, patent applications, trademark registrations and trademark registration applications listed on the attached schedule are either, owned by the Company, assigned to the Company or exclusively licensed by the Company;

               (vi) With respect to any patents, patent applications, trademark rights or other proprietary information or materials licensed by the Company from third parties (individually, a "Licensor"), to our knowledge, there is no reason why the Company would not have or could not obtain a valid license from any such Licensor; and, specifically with respect to patents and patent applications, counsel is unaware of any facts that would cause such counsel to believe that any such Licensor has failed to comply with applicable duties of disclosure at the PTO or elsewhere;

               (vii) To such counsel's knowledge, there is no reason why the patents and trademark registrations listed on the attached schedules or licensed by the Company from a Licensor are invalid or unenforceable as issued; and

               (viii) To such counsel's knowledge, there are no claims of third parties to any ownership interest or lien with respect to any of the patents, patent applications, trademark rights or other proprietary information or materials listed on the attached schedule or licensed by the Company from a Licensor.

          (f) On the Closing Date, there shall have been furnished to the Placement Agents, the opinion of Hyman, Phelps & McNamara, P.C., special regulatory counsel for the Company, dated such Closing Date and addressed to the Placement Agents, to the effect that:

               (i) The statements of federal law or regulation in the Registration Statement and Prospectus under the captions "Risk Factors - If we do not receive regulatory approvals of irofulven is delayed or any of our other product candidates, or if regulatory approval is delayed for any reason, we will be unable to commercialize and sell our products as we expect," "Risk Factors - We will not be able to manufacture or sell our products if our third-party manufacturers cease operations or fail to comply with applicable manufacturing regulations," and "Business - Government Regulation: are, in all material respects, correct and accurate statements or summaries of applicable federal law and regulation, subject to the qualifications set forth therein;

               (ii) Nothing has come to such counsel's attention which has caused such counsel to believe that the above-mentioned sections of the Registration Statement and Prospectus and any amendment or supplement thereto made available to and reviewed by such counsel, at the time the Registration Statement became effective and at all times subsequent thereto and on the Closing Date, contained any untrue statement of a material fact required to be stated therein or necessary to make the statements there, in light of the circumstances under which they were made, not misleading; and

               (iii) To the best of such counsel's knowledge the Company's business, as currently conducted and as described in the Registration Statement and Prospectus, does not violate the Federal Food, Drug and Cosmetic Act, or any Food and Drug Administration ("FDA") rule or regulation, and to the best of such counsel's knowledge, there are no FDA judicial or administrative proceedings pending or threatened against the Company.

          (g) On the Closing Date the Placement Agents shall have received a letter of KPMG LLP, dated such Closing Date and addressed to the Placement Agents, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

          (h) On the Closing Date, there shall have been furnished to the Placement Agents, a certificate, dated such Closing Date and addressed to the Placement Agents, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

               (i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

               (ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Shares for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

               (iii) The Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), and (A) such documents contain all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (C) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business), in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Company, and (D) except as stated in the Registration Statement and the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company.

          (i) The Company shall have furnished to the Placement Agents and counsel for the Placement Agents such additional documents, certificates and evidence as you or they may have reasonably requested.

          (j) All necessary filings shall have been made as required and all filing fees shall have been paid to effect the listing of the Shares on the Nasdaq National Market.

          (k) The Placement Agents shall receive a copy of a duly executed Escrow Agreement with Norwest Bank Minnesota, N.A.

          (l) Placement Fees and Expenses. (i) At the Closing, pursuant to the terms of the Escrow Agreement, the Escrow Agent shall release the funds held in the Escrow Account for collection by the Company and the Placement Agents. The Company agrees that the Placement Agents shall receive a commission (the "Cash Commission") equal to six percent (6%) of the aggregate purchase price of all of the Shares sold in the Offering. The Company further agrees to reimburse the Placement Agents for all out-of-pocket expenses incurred by the Placement Agents in connection with such Offering to the extent required by Section 4(h) hereof (the "Expenses").

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Placement Agents. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

     6.   Indemnification and Contribution.
          --------------------------------

          (a) The Company, agrees to indemnify and hold harmless each of the Placement Agents against any losses, claims, damages or liabilities, joint or several, to which such Placement Agents may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company) insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rules 430A and 434(d) of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Placement Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you, or by any Placement Agents through you, specifically for use in the preparation thereof.

     In addition to their other obligations under this Section 6(a), the Company, agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), they will reimburse each of the Placement Agents on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Placement Agents for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Placement Agents that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by the Wall Street Journal (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Placement Agents within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

          (b) Each Placement Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Placement Agents), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you, or by such Placement Agents through you, specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

          (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of Piper Jaffray, it is advisable for the Placement Agents to be represented as a group by separate counsel,

Piper Jaffray shall have the right to employ a single counsel to represent Piper Jaffray and the other Placement Agents who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Placement Agents under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Placement Agents as incurred (in accordance with the provisions of the second paragraph in subsection (a) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.

          (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total fees and commissions received by the Placement Agents, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agents and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Placement Agent shall be required to contribute an amount in excess of the portion of the Cash Commission received by such Placement Agent. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Placement Agents' obligations in this subsection (d) to contribute are several in proportion to the amount of the Cash Commission received by each Placement Agent and not joint.

          (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Placement Agents within the meaning of the Act; and the obligations of the Placement Agents under this Section 6 shall be in addition to any liability that the respective Placement Agents may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     7.   Representations and Agreements to Completion.  All representations,
          --------------------------------------------
warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Placement Agents and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Placement Agents or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive completion of the offering contemplated herein.

     8.   Effective Date of this Agreement and Termination.
          ------------------------------------------------

          (a) This Agreement shall become effective upon execution by the Company and each of the Placement Agents. By giving notice as hereinafter specified after the time this Agreement becomes effective but prior to the time the Registration Statement is declared effective by the Commission, Piper Jaffray, on behalf of the several Placement Agents, or the Company may terminate this Agreement without liability of any party to any other party, except that the provisions of Section 4(h) and Section 6 hereof shall at all times be effective.

          (b) Piper Jaffray, on behalf of the several Placement Agents, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Placement Agents' obligations hereunder is not fulfilled, (iii) trading on the New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by Federal, New York or Minnesota authorities, or (vi) there has occurred any material adverse change in the financial markets in the United States or an outbreak of major hostilities (or an escalation thereof) in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(h) and Section 6 hereof shall at all times be effective.

          (c) If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone or telegram, confirmed by letter. If the Company elects to terminate this Agreement, you shall be notified by the Company by telephone or telegram, confirmed by letter.

     9.   Default by the Company.  If the Company shall fail at the Closing Date
          ----------------------
to sell and deliver the number of Shares which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party.

          No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

     10.  Information Furnished by Underwriters.  The Company acknowledges that
          -------------------------------------
the statements set forth in the last sentence of the last paragraph of the cover page and in the last sentence of the first paragraph under the heading "Plan of Distribution" in any Preliminary Prospectus and in the Prospectus constitute the only written information furnished by or on behalf of the Placement Agents for use in the Registration Statement or any Preliminary Prospectus or the Prospectus.

     11.  Notices.  Except as otherwise provided herein, all communications
          -------
hereunder shall be in writing or by telegraph and, if to the Placement Agents, shall be mailed, telegraphed or delivered on behalf of the several Placement Agents to U.S. Bancorp Piper Jaffray, 800 Nicollet Mall, Suite 800, Minneapolis, Minnesota 55402, except that notices given to an Placement Agents pursuant to
Section 6 hereof shall be sent to such Placement Agents at the address stated in the Placement Agents' Questionnaire furnished by such Placement Agents in connection with this offering; if to the Company, shall be mailed, telegraphed or delivered to it at 6300 West Old Shakopee Road, Suite 110, Bloomington, MN 55438, Attention: Charles Blitzer; or to such other address as the person to be notified may have requested in writing. All notices given by telegram shall be promptly confirmed by letter. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

     12.  Persons Entitled to Benefit of Agreement.  This Agreement shall inure
          ----------------------------------------
to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Shares from any of the several Placement Agents.

     13.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Minnesota.

          Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Placement Agents in accordance with its terms.

                                    Very truly yours,

                                    MGI PHARMA, INC.


                                    By _______________________________________
                                        Charles N. Blitzer
                                        President and Chief Executive Officer



Confirmed as of the date first
above mentioned, on behalf of

U.S. BANCORP PIPER JAFFRAY


By ________________________________________



BANC OF AMERICA SECURITIES LLC


By ________________________________________




CIBC WORLD MARKETS CORP.


By ________________________________________

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